Exhibit (h)(3)

AMENDMENT TO THE

AMENDED AND RESTATED PARTICIPATION AGREEMENT

AMENDMENT made this 23rd day of March, 2017 to the Participation Agreement (the “Agreement”), dated July 1, 2003 and amended and restated on May 1, 2004, April 20, 2005 and March 26, 2007, as amended, by and among JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), a stock life insurance company existing under the laws of Michigan (“Manulife USA”), JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, a stock life insurance company organized under the laws of New York (“Manulife New York (Manulife USA and Manulife New York are each referred to herein as a “Company” and collectively as the “Companies”), each on behalf of itself and its variable annuity and variable life insurance separate accounts (each an “Account;” collectively, the “Accounts”), JOHN HANCOCK LIFE INSURANCE COMPANY, JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY, JOHN HANCOCK VARIABLE INSURANCE TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (the “Trust”) and JOHN HANCOCK DISTRIBUTORS, LLC, a limited liability company organized under the laws of Delaware (the “Distributor”).

WHEREAS, the parties desire to amend the Agreement to amend the provisions concerning the voting of Trust shares; and

WHEREAS, John Hancock Life Insurance Company and John Hancock Variable Life Insurance Company merged into Manulife USA effective December 31, 2009.

NOW, THEREFORE, in consideration of their mutual promises, the Companies, the Trust and the Distributor agree as follows:

Section 2.4 of the Agreement is deleted in its entirety and replaced with the following:

2.4 As long as and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable contract owners, each of the Companies

(i) will provide pass-through voting privileges to Contract owners whose Contract values are invested, through Accounts registered with the SEC under the 1940 Act, in shares of the Funds,

(ii) when it provides pass-through voting privileges to Contract owners whose Contract values are invested, through an Account registered with the SEC under the 1940 Act, in shares of a Fund, will vote shares held in that Account for which no Contract owner instructions are timely received by the Company in the same proportion as those shares of the Fund held in all Accounts maintained by that Company which are registered with the SEC under the 1940 Act for which Contract owner instructions are timely received,

(iii) may, to the extent it deems appropriate, provide pass-through voting privileges to Contract owners whose contract values are invested, through Accounts which are not so registered with the SEC, in shares of the Funds and if it does not provide pass-through voting privileges to such Contract owners will vote shares held in such Accounts which are not registered with the SEC pursuant to the recommendation of an independent fiduciary selected by the Companies, and

(iv) will vote shares of a Fund which it holds directly and not through an Account in the same proportion as the voting instructions with respect to that matter which all Companies have timely received from Contract owners whose Contract values are invested in shares of the Fund through all Accounts that are maintained by the Companies that are registered with the SEC under the 1940 Act.

Notwithstanding the foregoing, each of the Companies may vote shares of a Fund in such other manner as may be required or permitted by Rule 6e-2 or Rule 6e-3(T) under the 1940 Act or otherwise by the SEC or its staff, provided that each Company will assure that each of its Accounts investing in a Fund calculates voting privileges in a manner consistent with other Companies investing in that Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date first written above.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) (on behalf of itself and its Accounts)
By:	/s/ John Danello
Name:	John Danello
Title:	Vice President

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK (on behalf of itself and its Accounts)
By:	/s/ John Danello
Name:	John Danello
Title:	Vice President

JOHN HANCOCK VARIABLE INSURANCE TRUST
By:	/s/ Andrew Arnott
Name:	Andrew Arnott
Title:	President

JOHN HANCOCK DISTRIBUTORS, LLC
By:	/s/ Andrew Arnott
Name:	Andrew Arnott
Title:	President

JOHN HANCOCK DISTRIBUTORS, LLC
By:	/s/ Jeff Long
Name:	Jeff Long
Title:	CFO